CONSENTS


        We hereby consent to the references made to us, and to the use of our names, in this Registration Statement including the prospectus filed as a part thereof.





                                                          Stephen E. Pickett
                                                   -------------------------
                                                         (Stephen E. Pickett)


                                                          Barbara E. Mathews
                                                   -------------------------
                                                         (Barbara E. Mathews)


                                                          Kenneth S. Stewart
                                                   -------------------------
                                                         (Kenneth S. Stewart)


August 29, 2000